Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of REV Group, Inc. of our reports dated January 7, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of REV Group, Inc., appearing in the Annual Report on Form 10-K of REV Group, Inc. for the year ended October 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Milwaukee, Wisconsin

April 9, 2021

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